UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2012

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

At a special meeting of stockholders held on February 13, 2012 (the “Special Meeting”), the stockholders of Blue Coat Systems, Inc., a Delaware corporation (the “Registrant”), approved the principal terms of the Agreement and Plan of Merger dated as of December 8, 2011 (the “Merger Agreement”) by and among the Registrant, Project Barbour Holdings Corporation, a Delaware corporation (“Parent”), and Project Barbour Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the merger contemplated thereby (the “Merger”).

On February 15, 2012, the Registrant filed a certificate of merger with the Secretary of State of the State of Delaware and completed the Merger, pursuant to which Merger Sub merged with and into the Registrant, resulting in the Registrant continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. Parent is controlled by private equity funds associated with Thoma Bravo, LLC.

As a result of the Merger, each issued and outstanding share of common stock of the Registrant (the “Registrant Common Stock”), other than shares owned by the Registrant, Parent or Merger Sub and shares held by holders who properly exercised appraisal rights in accordance with Delaware law, was cancelled and extinguished and automatically converted into the right to receive $25.81 in cash, without interest; each outstanding warrant was cancelled and extinguished and automatically converted into the right to receive $5.05, in cash without interest, for each share of Registrant Common Stock that would have been obtainable upon exercise of such warrant; each outstanding restricted share unit with respect to Registrant Common Stock was cancelled and extinguished and automatically converted into the right to receive $25.81 in cash, without interest, per share of Registrant Common Stock subject to such restricted stock unit; and each outstanding share of Registrant Common Stock subject to vesting or other lapse restrictions was vested in full and became free of such restrictions, and was cancelled and extinguished and automatically converted into the right to receive $25.81 in cash, without interest. At the effective time, each outstanding option to acquire Registrant Common Stock with an exercise price less than $25.81 per share was canceled, extinguished and automatically converted into the right to receive an amount in cash equal to the excess of $25.81 over the per share exercise price of the stock option, for each share for which the option would have been exercisable. At the effective time, $80.0 million aggregate principal amount of Registrant’s convertible senior notes were converted into the right to receive $25.81 for each share of Registrant Common Stock that would have been issuable upon conversion of such notes immediately prior to the effective time of the Merger. The total amount of the consideration payable in connection with the Merger, including with respect to restricted stock, warrants, stock options and restricted stock units, all of which were cashed out in the Merger and accelerated to the extent unvested, is approximately $1.3 million in cash. The funds used by Parent to consummate the Merger are from equity contributions by an investor group led by Thoma Bravo, LLC, proceeds received by Merger Sub in connection with debt financing provided by Jeffries Finance LLC and available cash of the Registrant.

The foregoing is intended only to be a summary of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on February 15, 2012, the Registrant submitted a written request to The NASDAQ Stock Market LLC (“Nasdaq”) for Nasdaq to cease trading of the Registrant Common Stock on the Nasdaq Global Select Market, to suspend the listing of the Registrant Common Stock and to file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Registrant Common Stock from the Nasdaq Global Select Market and deregister the Registrant Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Registrant intends to file with the SEC a certification on Form 15, requesting the deregistration of the Registrant Common Stock under Section 12(g) of the Exchange Act and the suspension of the Registrant’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modifications to Rights of Security Holders.

Upon the effective time of the Merger, holders of Registrant Common Stock, restricted stock, restricted stock units, and options and warrants to purchase Registrant Common Stock immediately prior to such effective time ceased to have any rights as stockholders of the Registrant (other than their right to receive the Merger consideration of $25.81 per share, the warrant consideration of $5.05 per share and the option consideration equal to, in the case of each outstanding option, the excess of $25.81 over the per share exercise price of such option), and, accordingly, such holders no longer have any interest in the Company’s future earnings or growth. Upon the effective time of the Merger, $80.0 million aggregate principal amount of the Registrant’s convertible senior notes were converted into the right to receive $25.81 for each share of Registrant Common Stock that would have been issuable upon conversion of such notes immediately prior to the effective time of the Merger.

Item 5.01 Changes in Control of Registrant.

The information in Items 2.01, 3.01 and 3.03 are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the effective time of the Merger and pursuant to the terms of the Merger Agreement, each of the directors of the Registrant was removed and the directors of Merger Sub became the directors of the Registrant.

Upon the effective time of the Merger and pursuant to the terms of the Merger Agreement, each of the statutory officers of the Registrant was removed and the statutory officers of Merger Sub became the officers of the Registrant.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Registrant’s certificate of incorporation was amended and restated in its entirety as set forth in Exhibit A to the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Registrant’s bylaws were amended and restated in their entirety as the bylaws of Merger Sub in effect immediately prior to the effective time of the Merger.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 13, 2012, the Registrant held a Special Meeting to approve the Merger Agreement. Approval of the Merger Agreement required the affirmative vote of the holders of at least a majority of the shares of the Registrant Common Stock outstanding at the close of business on December 30, 2011 (the “Record Date”) and entitled to vote in accordance with Delaware law.

According to the report of the inspector of election, the Merger Agreement was approved by the Registrant’s stockholders at the Special Meeting.

A second proposal to approve, on an advisory (non-binding) basis, the agreements and understandings of the Registrant and its named executive officers concerning compensation that is based on or otherwise relates to the Merger, and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officers, was also approved.

A third proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies was not needed.

The tally for the votes for the approval of the Merger Agreement is as follows:

FOR	AGAINST	ABSTAIN
26,380,844	2,236,405	46,809

The tally for the votes for approval, on an advisory (non-binding) basis, of the agreements and understandings of the Registrant and its named executive officers concerning compensation that is based on or otherwise relates to the Merger, and the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officers is as follows:

FOR	AGAINST	ABSTAIN
23,930,745	3,964,333	768,980

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 8, 2011, by and among Blue Coat Systems, Inc., Project Barbour Holdings Corporation and Project Barbour Merger Corp. (which is incorporated herein by reference to Exhibit 2.1 to the Registrant’s 8-K filed with the SEC on December 9, 2011)

3.1	Amended and Restated Certificate of Incorporation of Blue Coat Systems, Inc.

3.2	Amended and Restated By-Laws of Blue Coat Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: February 15, 2012	By:	/s/ Gregory S. Clark
Gregory S. Clark
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 8, 2011, by and among Blue Coat Systems, Inc., Project Barbour Holdings Corporation and Project Barbour Merger Corp. (which is incorporated herein by reference to Exhibit 2.1 to the Registrant’s 8-K filed with the SEC on December 9, 2011)

3.1	Amended and Restated Certificate of Incorporation of Blue Coat Systems, Inc.

3.2	Amended and Restated Bylaws of Blue Coat Systems, Inc.